As filed with the Securities and Exchange Commission on August 21, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SB FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1395608
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

401 Clinton Street

Defiance, Ohio 43512

(Address of Principal Executive Offices) (Zip Code)

2017 SB Financial Group Stock Incentive Plan

(Full title of the plan)

Anthony V. Cosentino Executive Vice President and Chief Financial Officer SB Financial Group, Inc. 401 Clinton Street Defiance, Ohio 43512 (Name and address of agent for service)	Copy to: Anthony D. Weis, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street PO Box 1008 Columbus, Ohio 43216-1008

(419) 783-8950

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, without par value	500,000	$16.52	$8,260,000	$957.33

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of additional common shares that may become issuable under the terms of the 2017 SB Financial Group Stock Incentive Plan (the “Plan”) to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction affecting the common shares.

(2)	Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act and computed on the basis of $16.52 per share, which is the average of the high and low sales prices of the common shares of SB Financial Group, Inc. as reported on the NASDAQ Capital Market on August 18, 2017.

Index to Exhibits begins on page 7

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2017 SB Financial Group Stock Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

SB Financial Group, Inc. (the “Registrant”) hereby incorporates into this Registration Statement the following documents filed by the Registrant with the Commission:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 10, 2017;

●	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 10, 2017;

●	the Registrants Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on August 11, 2017;

●	the Registrant’s Current Reports on Form 8-K filed with the Commission on April 25, 2017, May 22, 2017, and August 21, 2017 (three reports);

●	the definitive proxy statement for the Registrant’s 2017 Annual Meeting of Shareholders filed with the Commission on March 10, 2017; and

●	the description of the Registrant’s common shares, without par value (the “Common Shares”), contained in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-217206) filed by the Registrant with the Commission on April 7, 2017, or contained in any subsequent amendment or report filed for the purpose of updating such description.

All documents which may be filed by the Registrant with the Commission pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

(a)         Ohio General Corporation Law

Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

(E) (1)           A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2)          A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a)          Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b)          Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3)           To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4)           Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a)          By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b)          If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c)         By the shareholders;

(d)         By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, the person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of that determination.

(5) (a)    Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i)           Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii)           Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b)          Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6)          The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7)          A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8)          The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9)          As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

(b)          Code of Regulations

Article Five of the Code of Regulations of the Registrant governs indemnification by the Registrant and provides as follows:

Section 5.01. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action threatened or instituted directly by the corporation) by reason of the fact that he is or was a director or officer of the corporation or any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 5.02. Discretionary Indemnification. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

The corporation may also indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit which is threatened or instituted by the corporation directly (rather than a derivative action in the right of the corporation) to produce a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him, judgments and amounts paid in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Defiance County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such Court of Common Pleas or such other court shall deem proper.

Section 5.03. Indemnification for Expenses. To the extent that a director, trustee, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.02 hereof, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 5.04. Determination Required. Any indemnification under Sections 5.01 and 5.02 (unless ordered by a court) shall be made by the corporation only upon a determination that the indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.01 and 5.02. Such determination shall be made (A) by the Board of Directors by a majority vote of a quorum consisting of directors who were not and are not parties to, or threatened with, such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, or (C) by the shareholders. Any determination made by the disinterested directors or by independent legal counsel under this Section 5.04 to provide indemnity under Section 5.01 or 5.02 to a person threatened or sued in the right of the corporation (derivatively) shall be promptly communicated to the person who threatened or brought the derivative action or suit in the right of the corporation, and such person shall have the right, within 10 days after receipt of such notification, to petition the Court of Common Pleas of Defiance County, Ohio or the court in which action or suit was brought to review the reasonableness of such determination.

Section 5.05. Advances for Expenses. Expenses (including attorneys’ fees) incurred in defending any civil or criminal action, suit, or proceeding referred to in Sections 5.01 and 5.02 may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repays such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article Five.

Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Five.

Section 5.08. Definition of “the Corporation”. As used in this Article Five, references to “the corporation” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, trustee, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article Five with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(c)          Insurance

The Registrant maintains insurance policies under which directors and officers of the Registrant are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Registrant.

(d)          Section 3.1(f) of the Plan

Section 3.1(f) of the Plan provides that the Registrant will indemnify members of the Board of Directors (the “Board”) or of the Compensation Committee with respect to their administration of the Plan under certain specified circumstances. Section 3.1(f) of the plan provides as follows:

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation or regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement and made a part hereof:

Exhibit No.	Description

4.1(a)	Amended Articles of the Registrant (filed herwith)

4.1(b)	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on April 30, 1997 (filed herewith).

4.1(c)	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on May 27, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2011).

4.1(d)	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on April 12, 2013 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2013 (File No. 0-13507)).

4.1(e)	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on November 6, 2014 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 12, 2014 (File No. 0-13507)).

4.1(f)	Amended Articles of the Company, as amended (reflecting amendments through November 6, 2014) [for SEC reporting compliance purposes only – not filed with the Ohio Secretary of State] (filed herewith).

4.2(a)	Amended and Restated Regulations of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 0-13507)).

4.2(b)	Certificate Regarding Adoption of Amendment to Section 2.01 of the Amended and Restated Regulations of the Registrant by the Shareholders on April 16, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 22, 2009 (File No. 0-13507)).

4.3(a)	Form of Certificate for 6.50% Noncumulative Convertible Perpetual Preferred Shares, Series A, of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

4.3(b)	Form of Depositary Receipt of the Registrant (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

4.3(c)	Deposit Agreement, dated November 6, 2014, by and among the Registrant, Computershare Inc. and Computershare Trust Company, N.A. as Depositary, and the Holders from time to time of the Depositary Receipts described therein (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

Exhibit No.	Description

4.4(a)	Indenture, dated as of September 15, 2005, by and between the Company and Wilmington Trust Company, as Debenture Trustee, relating to Floating Rate Junior Subordinated Deferrable Interest Debentures (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (File No. 0-13507)).

4.4(b)	Amended and Restated Declaration of Trust of Rurban Statutory Trust II, dated as of September 15, 2005 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (File No. 0-13507)).

4.4(c)	Guarantee Agreement, dated as of September 15, 2005, by and between the Company and Wilmington Trust Company, as Guarantee Trustee (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (File No. 0-13507)).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the validity of the securities being registered (filed herewith)

10.1	2017 SB Financial Group Stock Incentive Plan (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (BKD, LLP) (filed herewith)

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Power of Attorney of Directors of the Registrant (filed herewith)

Item 9.	Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Signature page to immediately follow]

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Defiance, State of Ohio, on August 21, 2017.

SB FINANCIAL GROUP, INC.

By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino,
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on August 21, 2017.

Signature	Title

/s/ Mark A. Klein	Chairman, President and Chief Executive Officer
Mark A. Klein	(Principal Executive Officer) and Director

/s/ Anthony V. Cosentino	Executive Vice President and Chief Financial Officer
Anthony V. Cosentino	(Principal Financial and Accounting Officer)

/s/ Gary M. Cates*	Director
Gary M. Cates

/s/ George W. Carter*	Director
George W. Carter

/s/ Robert A. Fawcett, Jr.*	Director
Robert A. Fawcett, Jr.

/s/ Gaylyn J. Finn*	Director
Gaylyn J. Finn

/s/ Richard L. Hardgrove*	Director
Richard L. Hardgrove

/s/ Rita A. Kissner*	Director
Rita A. Kissner

/s/ William G. Martin*	Director
William G. Martin

/s/ Timothy J. Stolly*	Director
Timothy J. Stolly

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the directors of the Registrant identified above pursuant to a Power of Attorney executed by the directors identified above, which Power of Attorney is filed with this Registration Statement on Form S-8 as Exhibit 24.1.

By:	/s/ Anthony V. Cosentino	Date: August 21, 2017
Anthony V. Cosentino, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

4.1(a)	Amended Articles of the Registrant (filed herwith)

4.1(b)	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on April 30, 1997 (filed herewith).

4.1(c)	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on May 27, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2011).

4.1(d)	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on April 12, 2013 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2013 (File No. 0-13507)).

4.1(e)	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on November 6, 2014 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 12, 2014 (File No. 0-13507)).

4.1(f)	Amended Articles of the Company, as amended (reflecting amendments through November 6, 2014) [for SEC reporting compliance purposes only – not filed with the Ohio Secretary of State] (filed herewith).

4.2(a)	Amended and Restated Regulations of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 0-13507)).

4.2(b)	Certificate Regarding Adoption of Amendment to Section 2.01 of the Amended and Restated Regulations of the Registrant by the Shareholders on April 16, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 22, 2009 (File No. 0-13507)).

4.3(a)	Form of Certificate for 6.50% Noncumulative Convertible Perpetual Preferred Shares, Series A, of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

4.3(b)	Form of Depositary Receipt of the Registrant (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

4.3(c)	Deposit Agreement, dated November 6, 2014, by and among the Registrant, Computershare Inc. and Computershare Trust Company, N.A. as Depositary, and the Holders from time to time of the Depositary Receipts described therein (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

Exhibit No.	Description

4.4(a)	Indenture, dated as of September 15, 2005, by and between the Company and Wilmington Trust Company, as Debenture Trustee, relating to Floating Rate Junior Subordinated Deferrable Interest Debentures (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (File No. 0-13507)).

4.4(b)	Amended and Restated Declaration of Trust of Rurban Statutory Trust II, dated as of September 15, 2005 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (File No. 0-13507)).

4.4(c)	Guarantee Agreement, dated as of September 15, 2005, by and between the Company and Wilmington Trust Company, as Guarantee Trustee (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (File No. 0-13507)).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the validity of the securities being registered (filed herewith)

10.1	2017 SB Financial Group Stock Incentive Plan (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (BKD, LLP) (filed herewith)

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Power of Attorney of Directors of the Registrant (filed herewith)